UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
 July 28, 2021

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54786	27-2094706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Fernand-Poitras
Terrebonne, Quebec, Canada, J6Y 1Y4
(Address of principal executive offices, including zip code)

(450) 951-8555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LOOP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2021, the Loop Industries, Inc. (the “Company”) announced the closing (the “Closing”) of its previously announced issuance and sale in a private offering of the Shares and the Warrants (defined below) for aggregate gross proceeds of approximately $56.5 million.

Based on 42,445,351 shares of common stock and issued and outstanding as of July 14, 2021, immediately following the Closing, the Purchaser (defined below) will hold approximately 10.0% of the issued and outstanding Common Stock. The Company intends to use the proceeds toward the funding of its planned Infinite Loop™ manufacturing facility at its recently acquired site in Becancour, Quebec.

For the sale of the Shares, the Company relied on Section 4(a)(2) of the Securities Act of 1933, as amended or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder based on the following factors: (i) the number of offerees or purchasers, as applicable, (ii) the absence of general solicitation, (iii) representations obtained from the purchasers relative to their accreditation and/or sophistication and/or their relationship to the company (directors and officers), (iv) the provision of appropriate disclosure, and (v) the placement of restrictive legends on the certificates reflecting the securities coupled with investment representations obtained from the purchasers.

Amendment to Securities Purchase Agreement

As previously announced, on June 22, 2021, Company entered into that certain Securities Purchase Agreement (the “Purchase Agreement”) by and between the Company and SK global chemical Co., Ltd, an accredited investor (the “Purchaser”). As previously disclosed and pursuant to the Purchase Agreement, the Company agreed to issue and sell to the Purchaser the following securities:

●
an aggregate of 4,714,813 shares (the “Shares”) of the Company’s common stock (the “Common Stock”);

●
warrants to purchase 4,714,813 shares of Common Stock for an exercise price of $15.00 (the “First Tranche Warrants”), with an expiration date of the third anniversary of the issue date;

●
warrants to purchase 2,357,407 shares of Common Stock for an exercise price of $20.00 (the “Second Tranche Warrants”), with an expiration date of the earlier of (A) the date that is the third anniversary of the First Plant Milestone (as defined in the Second Tranche Warrants), (B) the expiration of the JV Negotiation Period (as defined in the Second Tranche Warrants), provided that the Joint Venture Transaction Agreements (as defined in the Second Tranche Warrants) have not been executed by the expiration of the JV Negotiation Period and (C) the third anniversary of the BDP Date (as defined in the Second Tranche Warrants), provided that the First Plant Milestone has not occurred as of such date; and

●
warrants to purchase 461,298 shares of Common Stock for an exercise price of $11.00 (the “Third Tranche Warrants,” and together with First Tranche Warrants and the Second Tranche Warrants, the “Warrants”), with an expiration date of June 14, 2022.

On July 29, 2021, the parties to the Purchase Agreement entered into an amendment to such Purchase Agreement (the “Amendment”). Pursuant to the Amendment, the Purchaser may only exercise the First Tranche Warrant at any time beginning on January 29, 2022 and the Second Tranche Warrant at any time on or after the later to occur of (i) January 29, 2022 and (ii) the first business day following the First Plant Milestone (as defined in the Second Tranche Warrant) prior to its expiration date. The Amendment also amended the form of Investors Rights Agreement (as defined below) to be executed as of Closing.

Investors Rights Agreement

As previously disclosed on June 22, 2021, on July 29, 2021, the Company also entered into an Investors Rights Agreement (the “Investors Rights Agreement”) by and among the Company, the Purchaser, and Daniel Solomita, in his individual capacity and solely for the purposes of the voting arrangement in the Purchase Agreement. Pursuant to the Investors Rights Agreement, effective as of the July 29, 2021, the Company’s board of directors (the “Board”) will appoint a designee of the Purchaser to the Board (the “Investor Designee”), subject to the terms and conditions of the Investors Rights Agreement. The Purchaser will have the right to require the Board to nominate its designee for election to the Board until the earlier to occur of (i) the date that the Purchaser and its affiliates beneficially own less than 4,000,000 shares of Common Stock or (ii) the date that Purchaser and its affiliates beneficially own a number of shares of the Common Stock equivalent to less than 5.0% of the number of shares of Common Stock issued and outstanding.

The foregoing descriptions of the Purchase Agreement, the Amendment, Investors Rights Agreement and form of Warrants are summaries of each and are qualified in their entirety by the text of the Purchase Agreement, which was filed with the Company’s Quarterly Report on Form 10-Q for the period ended May 31, 2021, and the text of the Amendment, Investors Rights Agreement and form of Warrants, respectively, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended August 31, 2021.

The foregoing agreements have been included to provide investors with information regarding its terms. They are not intended to provide any other factual information about the Company and its subsidiaries and affiliates. The representations and warranties contained in the Purchase Agreement were made only for purposes of the Purchase Agreement (together with the exhibits thereto) and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries to the representations and warranties contained in the Purchase Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.03 Material Modification to Rights of Security Holders.

Certificate of Amendment to Designation of Series A Preferred Stock

On July 28, 2021, in connection with the Closing, the Company certified with the Secretary of State of the State of Nevada an amendment (the “Certificate Amendment”) to the Company’s Certificate of Designation, dated February 19, 2016 (the “Certificate of Designation”), establishing the voting powers, designations, preferences, limitations, restrictions and relative rights of the Series A Preferred Stock of the Company. Pursuant to the Certificate Amendment, the definition of “Transfer” in Section 8(g) of the Certificate of Designation is amended to exclude from the definition of “Transfer” the grant of a proxy to officers or directors of the Company at the request of the Board in connection with actions to be taken at an annual or special meeting of stockholders or the entering into a support, voting, tender or similar agreement, arrangement or understanding (with or without granting a proxy) in connection with a transaction that was approved by the Board of Directors, including the Series A Director.

The foregoing descriptions of the Certificate Amendment is qualified in its entirety by the text of the Certificate Amendment, a copy of which will be filed as exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended August 31, 2021.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2021, in connection with Closing, the Board elected Mr. Jonghyuk Lee as a member of the Board.

Mr. Lee was selected as a director of the Company pursuant to the investment by the Purchaser into the Company (the “Investment”). Mr. Lee serves as Vice President of Green Business of the Purchaser. There are no family relationships between Mr. Lee and any director, executive officer or person nominated or chose by the Company to become a director or executive office of the company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”).

In connection with the Investment, as previously disclosed on June 22, 2021 and disclosed herein, the Company entered into the Purchase Agreement and the Amendment. Pursuant to the Purchase Agreement, the Amendment and the Investors Rights Agreement, the Purchaser has the right to nominate one director to be appointed to the Company’s board of directors and Mr. Daniel Solomita has agreed to vote all shares of Common Stock he then owns or has control over to elect such director.

Other than as mentioned above, since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Lee had direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Mr. Lee has executed the Company’s standard form of indemnification agreement, a copy of which has been previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2017.

Item 8.01 Other Events.

On August 2, 2021, the Company issued a press release announcing the Closing. A copy of this press release is furnished hereto as Exhibit 99.1.

Investors and others should note that we announce material financial information to our investors using our investor relations web site (http://www.loopindustries.com/en/investors/home), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media, to communicate with our members and the public about our company, our services and other issues. It is possible that the information we post on social media could be deemed to be material information. Therefore, we encourage investors, the media, and others interested in our company to review the information we post on the United States social media channels listed on our investor relations web site.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated August 2, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: August 2, 2021	By:	/s/ Drew Hickey
Drew Hickey
Chief Financial Officer